UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023 (August 11, 2023)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2023, 1847 Holdings LLC (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company issued and sold to the Investors 20% OID subordinated promissory notes in the aggregate principal amount of $3,125,000 (the “Notes”) and warrants for the purchase of an aggregate of 4,098,361 common shares (the “Warrants”) for a total purchase price of $2,500,000 in a private placement transaction (the “Private Placement”).

The Notes are due and payable on February 11, 2024. The Company may voluntarily prepay the Notes in full at any time. In addition, if the Company consummates any equity or equity-linked or debt securities issuance, or enters into a loan agreement or other financing, other than certain Excluded Debt (as defined in the Notes), then the Company must prepay the Notes in full. The Notes are unsecured and have priority over all other unsecured indebtedness of the Company, except for certain Senior Indebtedness (as defined in the Notes). The Notes contain customary affirmative and negative covenants and events of default for a loan of this type.

Subject to Shareholder Approval (as defined below), the Notes are convertible into common shares at the option of the holders at any time on or following the date that an Event of Default (as defined in the Notes) occurs at a conversion price equal to 90% of the lowest volume weighted average price of the Company’s common shares on any trading day during the five (5) trading days prior to the conversion date; provided that such conversion price shall not be less than $0.03 (subject to adjustments). The conversion price of the Notes is subject to standard adjustments, including a price-based adjustment in the event that the Company issues any common shares or other securities convertible into or exercisable for common shares at an effective price per share that is lower than the conversion price, subject to certain exceptions.

The terms of the Warrants are set forth in a warrant agency agreement, dated August 11, 2023 (the “Warrant Agreement”), between the Company and VStock Transfer, LLC, the Company’s transfer agent. Subject to Shareholder Approval, the Warrants are exercisable for a period five (5) years at an exercise price of $0.1830 (subject to standard adjustments for share splits, share combinations, share dividends, reclassifications, mergers, consolidations, reorganizations and similar transactions) and may be exercised on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of common shares upon exercise thereof.

Pursuant to the Purchase Agreement, the Company is required to hold a special meeting of its shareholders on or before the date that is sixty (60) calendar days after the date of the Purchase Agreement for the purpose of obtaining shareholder approval of the issuance of all common shares that may be issued upon conversion of the Notes and exercise of the Warrants in accordance with NYSE American rules (the “Shareholder Approval”). In addition, the Notes and the Warrants contain an ownership limitation, such that the Company shall not effect any conversion or exercise, and the holders shall not have the right to convert or exercise, any portion of the Notes or the Warrants to the extent that after giving effect to the issuance of common shares upon conversion or exercise, such holder, together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares upon conversion or exercise, which such percentage may be increased or decreased by the holder, but not in excess of 9.99%, upon at least 61 days’ prior notice to the Company.

In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to file a registration statement to register all common shares underlying the Notes and the Warrants under the Securities Act of 1933, as amended (the “Securities Act”), within fifteen (15) days following an Event of Default and use its best efforts to cause such registration statement to be declared effective within ninety (90) days after the filing thereof. If the Company fails to meet these deadlines or comply with certain other requirements in the Registration Rights Agreement, then on each date that the Company fails to comply, and on each monthly anniversary thereof, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate subscription amount paid by such Investor pursuant to the Purchase Agreement, subject to an aggregate cap of 10%. If the Company fails to pay any of these amounts in full within seven (7) days after the date payable, the Company must pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law).

Spartan Capital Securities, LLC (the “Placement Agent”) acted as placement agent in connection with the Private Placement pursuant to a letter agreement, dated August 11, 2023, between the Company and the Placement Agent (the “Placement Agency Agreement”), and received (i) a cash transaction fee equal to 6% of the aggregate gross proceeds, (ii) a non-accountable and non-reimbursable due diligence and expense fee equal to 1% of the aggregate gross proceeds and (iii) a warrant for the purchase of a number of common shares equal to eight percent (8%) of the number common shares issuable upon conversion of the Notes and exercise of the Warrants at an exercise price of $0.2013 per share (subject to adjustment) (the “Placement Agent Warrant”). The Placement Agent Warrant is exercisable at any time on or after the date that is the six months after the date of issuance and until the fifth anniversary thereof.

The foregoing description of the Purchase Agreement, the Notes, the Warrants, the Warrant Agreement, the Registration Rights Agreement, the Placement Agreement and the Placement Agent Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as exhibits to this report, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the Notes, the Warrants and the Placement Agent Warrant is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Warrant Agency Agreement, dated August 11, 2023, between 1847 Holdings LLC and VStock Transfer, LLC and Form of Warrant
4.2	Common Share Purchase Warrant issued by 1847 Holdings LLC to Spartan Capital Securities, LLC on August 11, 2023
10.1	Form of Securities Purchase Agreement, dated August 11, 2023
10.2	Form of Registration Rights Agreement, dated August 11, 2023
10.3	Form of 20% OID Subordinated Promissory Note, dated August 11, 2023
10.4	Placement Agency Agreement, dated August 11, 2023, between 1847 Holdings LLC and Spartan Capital Securities, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2023	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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